Exhibit 10.8
STATE OF NORTH CAROLINA
COUNTY OF WAKE
SUBLEASE ASSIGNMENT AND ASSUMPTION OF
ASSIGNOR’S INTEREST
     This Assumption of Assignor’s Interest (the “Assignment”), is entered into this 17th day of January  2007, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP (“Landlord”), POYNER & SPRUILL LLP (“Lessor), TRIANGLE CAPITAL PARTNERS, LLC heretofore (“Assignor”), and TRIANGLE CAPITAL CORPORATION (“Assignee”).
WITNESSETH
     WHEREAS Assignor and Lessor entered a sublease for premises located at 3600 Glenwood Avenue, Raleigh, North Carolina to which Landlord provided its consent;
     WHEREAS, the members of Assignor have commenced a series of business formation transactions, which include the initial public offering of common stock by Assignee (the “Initial Public Offering”),
     WHEREAS, upon the closing of the Initial Public Offering, Assignee will have the same management team as the current management team of Assignor;
     WHEREAS, concurrently with the closing of the Initial Public Offering, Assignor desires to assign its interest in the sublease to Assignee, and Assignee desires to take assignment of Assignor’s interest in the sublease;
     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:
1.	Recitations. The above recitations are true and correct and are incorporated herein.

2.	Assignment. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s rights, title and interest in and to the sublease in accordance with the assignment document entered between Assignor and Assignee for the period beginning as of the date of the Initial Public Offering, which is expected to occur around February 1, 2007, and ending upon the termination date of the sublease.

3.	Acceptance. Assignee hereby accepts this Assignment and agrees to assume and be bound by all of the terms of the sublease (a copy of which Assignee has received and reviewed) for the period beginning as of the date of the Initial Public Offering, which is expected to occur around February 1, 2007, and ending upon the termination date of the sublease.

4.	Liability of Assignor. Lessor confirms that this Assignment does not release Assignor from any liability under the Sublease.

5.	Landlord and Lessor’s Consent. Landlord and Lessor consent to the Assignment. However, such consent shall not constitute consent to any future assignments or subletting of the Premises. If Landlord or Lessor executes this document prior to execution by Assignee and Assignor, it is understood that their execution shall not be deemed to be effective until Assignor and Assignee have both executed this document and Landlord and Lessor are provided with a fully executed original.
[REMAINDER OF PAGE INTENTIONALLY BLANK;
SIGNATURE BLOCKS ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Assignment and Fourth Amendment as of the day and year first written above.
LANDLORD: HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited parternership
     By: Highwoods Properties, Inc., its general partner
      a Maryland corporation

By:	/s/ Thomas S. Hill, III Thomas S. Hill, III Division Manager and Vice President

LESSOR: POYNER & SPRUILL LLP
a North Carolina limited liability partnership

By: Name: Title: Date:	/s/ Joseph B. Dempster, Jr. Joseph B. Dempster, Jr. Managing Partner 1/9/07

ASSIGNOR: TRIANGLE CAPITAL PARTNERS, LLC
a limited liability company

By: Name: Title: Date:	/s/ Garland S. Tucker, III Garland S. Tucker, III Managing Director 1/17/07

ASSIGNEE: TRIANGLE CAPITAL CORPORATION
a Maryland corporation

By: Name: Title: Date:	/s/ Garland S. Tucker, III Garland S. Tucker, III CEO 1/17/07